UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. __)

Filed by the Registrant  ☐

Filed by a Party other than the Registrant  ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to § 240.14a-12

THE KROGER CO.

(Name of Registrant as Specified In Its Charter)

BARBERRY CORP.

CARL C. ICAHN

ALEXIS C. FOX

MARGARITA PALÁU-HERNÁNDEZ

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On March 29, 2022, Carl C. Icahn issued a letter to the Chairman and CEO of The Kroger Co., a copy of which is filed herewith as Exhibit 1.

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY BARBERRY CORP. AND CARL C. ICAHN FROM THE STOCKHOLDERS OF THE KROGER CO. (“KROGER”) FOR USE AT ITS 2022 ANNUAL MEETING OF STOCKHOLDERS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF KROGER AND WILL ALSO BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION IS CONTAINED BELOW. EXCEPT AS OTHERWISE DISCLOSED, THE PARTICIPANTS HAVE NO INTEREST IN KROGER OTHER THAN THROUGH THE BENEFICIAL OWNERSHIP OF SHARES OF COMMON STOCK, $1.00 PAR VALUE PER SHARE, OF KROGER.

PARTICIPANTS

The participants in the solicitation of proxies from stockholders of The Kroger Co. (the “Company” or “Kroger”) may be deemed to include the following: (i) Barberry Corp., a Delaware corporation (“Barberry”); (ii) Carl C. Icahn, a citizen of the United States of America; (iii) Alexis C. Fox, a citizen of the United States of America; and (iv) Margarita Paláu-Hernández, Esq., a citizen of the United States of America.

The principal business address of each of Barberry and Mr. Icahn is 16690 Collins Avenue, Suite PH-1, Sunny Isles Beach, FL 33160. The principal business address of each of Ms. Fox and Ms. Paláu-Hernández is set forth below.

Barberry is the holder of record of 100 shares of common stock, $1.00 par value per share, of the Company (the “Shares”), and is the direct beneficial owner of such Shares.

Carl C. Icahn is the sole stockholder of Barberry. As such, Mr. Icahn is in a position indirectly to determine the investment and voting decisions made by Barberry. Barberry is primarily engaged in the business of investing in securities. Carl C. Icahn’s present principal occupation or employment is serving as: (i) Chief Executive Officer of Icahn Capital LP, a wholly owned subsidiary of Icahn Enterprises L.P., through which Mr. Icahn manages various private investment funds; (ii) Chairman of the Board of Icahn Enterprises G.P. Inc., the general partner of Icahn Enterprises L.P., a Nasdaq listed diversified holding company engaged in a variety of businesses, including investment, energy, automotive, food packaging, real estate and home fashion; and (iii) Chairman of the Board and a director of Starfire Holding Corporation (“Starfire”), a holding company engaged in the business of investing in and/or holding securities of various entities, and as Chairman of the Board and a director of various of Starfire’s subsidiaries.

Mr. Icahn indirectly beneficially owns, by virtue of his relationship to Barberry, 100 Shares, representing less than 0.1% of the outstanding Shares (based upon 723,308,230 Shares stated to be outstanding as of March 23, 2022, by the Company in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 29, 2022).

Alexis C. Fox is the co-founder of Lighter, Inc., an intelligent, personalized meal planning and tracking technology that bridges the gap between advice and action. Ms. Fox co-founded Lighter, Inc. in November 2014 and served as its Chief Executive Officer from November 2014 through May 2020. From January 2012 to January 2015, Ms. Fox was an Adjunct Professor of Leadership at Emerson College. From 2010 to January 2015, Ms. Fox was the State Director of Massachusetts for The Humane Society of the United States. She has served on the Board of Directors of Mercy for Animals since September 2018, where she sits on the compensation committee and is the Chair of the audit committee. Ms. Fox is also on the Board of Directors of Balanced.org since February 2017. Ms. Fox holds a BA in Global Environmental Politics from Bates College and a JD from Lewis & Clark Law School. She was also a visiting fellow at the Georgetown University Law Center. Ms. Fox is dedicated to fixing the broken food system. To that end, she has worked for over twenty years, including as an attorney, a political leader and an entrepreneur, to usher in the future of food. Ms. Fox has been featured in Forbes, the Boston Globe and other national media, and is recognized as an international expert and speaker on the future of food. Further, Ms. Fox has extensive experience building consumer-facing, data-driven technology that helps individuals make food related decisions. Ms. Fox’s extensive experience with all aspects of the food industry as well as her entrepreneur and leadership experience, make her well qualified to serve on the Board. Ms. Fox’s business address is 625 Massachusetts Ave. #2, Cambridge, MA 02139. Ms. Fox does not own, and has not owned during the past two years, directly or indirectly, beneficially or of record, any class of securities of the Company, including the Shares.

Margarita Paláu-Hernández is a founder and the Chief Executive Officer of Hernández Ventures, a privately held enterprise involved in Spanish media, business and real estate ventures (since November 1988). In September of 2018, Ms. Paláu-Hernández was nominated by President Donald J. Trump as a Representative of the United States of America to the 73rd Session of the General Assembly of the United Nations, with the rank of Ambassador, which she held until 2019. From September 1985 to 1988, Ms. Paláu-Hernández was an attorney with the law firm of McCutcheon, Black, Verleger & Shea where she focused on domestic and international business and real estate transactions. Ms. Paláu-Hernández was previously a Director for Herbalife Nutrition from 2018 to 2021 and a Director for ALJ Regional Holdings, Inc. from November 2015 to 2019. Ms. Paláu-Hernández is currently a Director with Occidental Petroleum Corporation (since 2020), Xerox (since 2021), Conduent Incorporated (since 2019), and Apartment Income REIT Corp (since 2021). Ms. Paláu-Hernández holds a bachelor’s degree from the University of San Diego and a JD from UCLA School of Law. In addition to her professional responsibilities, Ms. Paláu-Hernández serves as Chair of the Yale School of Management Council of Global Advisors, an ex-officio Board Member of the Yale School of Management Board of Advisors, Chair of the Smithsonian National Latino Board, and Vice Chair of the Board of Trustees of the National Museum of the American Latino at the Smithsonian. Ms. Paláu-Hernández also serves on the Ronald Reagan UCLA Medical Center Board of Advisors and is a founding Board Member of UCLA Law Women L.E.A.D. Ms. Paláu-Hernández previously served as a Board Member and is currently a Trustee Emeritus of UCLA School of Law Board of Advisors and the University of San Diego Board of Trustees. Ms. Paláu-Hernández has extensive legal and directorship experience, which make her well qualified to serve on the Board. Ms. Paláu-Hernández’s business address is 300 Los Altos Drive, Pasadena, CA 91105. Ms. Paláu-Hernández does not own, and has not owned during the past two years, directly or indirectly, beneficially or of record, any class of securities of the Company, including the Shares.

Carl C. Icahn Issues Letter to

Chairman and CEO of The Kroger Co.

Sunny Isles Beach, Florida, March 29, 2022 — Today, Carl C. Icahn sent the following letter to W. Rodney McMullen, the Chairman of the Board and Chief Executive Officer of The Kroger Co. (NYSE: KR).

Investor Contacts:

Harkins Kovler, LLC

Peter Harkins / Jordan Kovler

(212) 468-5390 / (212) 468-5384

pharkins@harkinskovler.com / jkovler@harkinskovler.com

CARL C. ICAHN

16690 Collins Avenue, Suite PH-1

Sunny Isles Beach, FL 33160

March 29, 2022

The Kroger Co.

1014 Vine Street

Cincinnati, Ohio 45202

Attention:	W. Rodney McMullen

Chairman of the Board and Chief Executive Officer

Rodney,

Thank you for the candid conversation on Friday. It remains clear, however, that our perspectives concerning Kroger are very much at odds. While I would always rather have peace than war, since today is the last possible day to nominate a slate of directors, we are planning to file two impressively qualified candidates by today’s deadline. These individuals have superior knowledge and experience relating to animal welfare and other ESG weaknesses, as well as dealing with rubber stamp boards that permit egregious wage gaps which are the major cause for poor worker morale. The wage gap between the CEO and median worker at Kroger is unconscionable. Our candidates will take our concerns about deplorable animal suffering and these wage gaps (and other governance problems) at Kroger seriously and add proper oversight.

Our concerns regarding Kroger’s governance go beyond animal suffering and other terrible practices taking place at industrialized factory farms—that are supported by Kroger’s patronage. Kroger’s inaction towards creating meaningful animal welfare policies and verification methods is totally out of step with consumer desire and current legislation. The Board of Kroger is also completely tone-deaf to other growing ESG concerns, specifically that of providing a living wage to your employees. You’ve helmed a company that certainly has the gravitas to steer change, yet instead have condoned cruelty towards those who are the most defenseless.

It is not my goal to tell you how to run Kroger operationally nor make money from my small investment and proxy campaign. However, I remain very troubled by the glaring oversight of needless distress caused by your company’s policies and see an opportunity to make a difference. At this point in my career, I view it as my mission to make changes where I can by doing what I do best, in areas that I consider to be glaring injustices. Your company is conducting itself in ways which are unconscionable with regards to animal cruelty and flagrantly side-stepping financial obligations to workers who don’t make a fair wage (while you received $22.4 million dollars in 2020). What is totally reprehensible is that you managed to personally profit from the extremely high margins caused by the pandemic while at the same time reneging on your “Hero Bonus” promise to front-line workers. Heroes they are indeed, and while these workers risked their lives to keep America fed and Kroger’s business alive, the board allowed you to give yourself a staggering pay package while inexplicably removing the workers’ meager $2 dollar an hour raise. This mockery of meritocracy is the quintessential example of why capitalism and business get a bad rap and people are disillusioned with the American Dream.

Our society does not condone mistreating animals and causing unnecessary suffering and pain, which is exactly what Gestation Crates and other industrialized practices do. Having grown up on a farm yourself, I am genuinely surprised at your condoning of such torturous devices and remaining stagnant on policies seeking to innovate and improve conditions for farmed animals. You and the Kroger Board have the power to do something about this suffering but blatantly ignore it, as do you the injustices occurring to your workers. Instead of issuing stronger animal welfare policies and supply chain and compensation oversight, Kroger’s top management and directors are failing to provide decent pay to workers in a company that can afford to give its CEO $22 million dollars per year (and the other perks it bestows to its top management).

What has happened at Kroger with the issues of animal welfare and employee wages is an affront to the basic fibers of our society—that of decency and dignity. Your Board of Directors has created an unnecessary situation, placing your company at risk, by rubber stamping unethical policies as well as breaking promises they made to frontline workers during the pandemic.

Even in a hard-nosed capitalistic system like ours, it is obscene that a CEO makes 900 times what workers earn. It is truly difficult to point to anything comparable, even when considering the grave injustices in the early days of the Industrial Revolution. At Kroger, amazingly, it will take an average worker 20 years to make what the CEO earns in one week. In my 40 years of being an activist, I have never seen anything like this.

Just to reference a recent New York Times article, many of your loyal employees—those who have worked at your company for years—are “strapped for cash,” as single mother Ashley Manning puts it. Other employees say they are homeless, on food stamps or need to subsidize their earnings by donating plasma.

This mistreatment of your employees, coupled with Kroger’s pathetic approach to animal welfare, render me mystified as to how any board member can allow such brazen indignities. Kroger has turned a blind eye to both human and animal suffering. Where has the board been?

Sincerely,

Carl Icahn

Additional Information and Where to Find It;

Participants in the Solicitation

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY BARBERRY CORP. AND CARL C. ICAHN FROM THE STOCKHOLDERS OF THE KROGER CO. (“KROGER”) FOR USE AT ITS 2022 ANNUAL MEETING OF STOCKHOLDERS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF KROGER AND WILL ALSO BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION IS CONTAINED BELOW. EXCEPT AS OTHERWISE DISCLOSED, THE PARTICIPANTS HAVE NO INTEREST IN KROGER OTHER THAN THROUGH THE BENEFICIAL OWNERSHIP OF SHARES OF COMMON STOCK, $1.00 PAR VALUE PER SHARE, OF KROGER.

PARTICIPANTS

The participants in the solicitation of proxies from stockholders of The Kroger Co. (the “Company” or “Kroger”) may be deemed to include the following: (i) Barberry Corp., a Delaware corporation (“Barberry”); (ii) Carl C. Icahn, a citizen of the United States of America; (iii) Alexis C. Fox, a citizen of the United States of America; and (iv) Margarita Paláu-Hernández, Esq., a citizen of the United States of America.

The principal business address of each of Barberry and Mr. Icahn is 16690 Collins Avenue, Suite PH-1, Sunny Isles Beach, FL 33160. The principal business address of each of Ms. Fox and Ms. Paláu-Hernández is set forth below.

Barberry is the holder of record of 100 shares of common stock, $1.00 par value per share, of the Company (the “Shares”), and is the direct beneficial owner of such Shares.

Carl C. Icahn is the sole stockholder of Barberry. As such, Mr. Icahn is in a position indirectly to determine the investment and voting decisions made by Barberry. Barberry is primarily engaged in the business of investing in securities. Carl C. Icahn’s present principal occupation or employment is serving as: (i) Chief Executive Officer of Icahn Capital LP, a wholly owned subsidiary of Icahn Enterprises L.P., through which Mr. Icahn manages various private investment funds; (ii) Chairman of the Board of Icahn Enterprises G.P. Inc., the general partner of Icahn Enterprises L.P., a Nasdaq listed diversified holding company engaged in a variety of businesses, including investment, energy, automotive, food packaging, real estate and home fashion; and (iii) Chairman of the Board and a director of Starfire Holding Corporation (“Starfire”), a holding company engaged in the business of investing in and/or holding securities of various entities, and as Chairman of the Board and a director of various of Starfire’s subsidiaries.

Mr. Icahn indirectly beneficially owns, by virtue of his relationship to Barberry, 100 Shares, representing less than 0.1% of the outstanding Shares (based upon 723,308,230 Shares stated to be outstanding as of March 23, 2022, by the Company in the Company’s Annual Report on Form 10-K filed with the SEC on March 29, 2022).

Alexis C. Fox is the co-founder of Lighter, Inc., an intelligent, personalized meal planning and tracking technology that bridges the gap between advice and action. Ms. Fox co-founded Lighter, Inc. in November 2014 and served as its Chief Executive Officer from November 2014 through May 2020. From January 2012 to January 2015, Ms. Fox was an Adjunct Professor of Leadership at Emerson College. From 2010 to January 2015, Ms. Fox was the State Director of Massachusetts for The Humane Society of the United States. She has served on the Board of Directors of Mercy for Animals since September 2018, where she sits on the compensation committee and is the Chair of the audit committee. Ms. Fox is also on the Board of Directors of Balanced.org since February 2017. Ms. Fox holds a BA in Global Environmental Politics from Bates College and a JD from Lewis & Clark Law School. She was also visiting fellow at the Georgetown University Law Center. Ms. Fox is dedicated to fixing the broken food system. To that end, she has worked for over twenty years, including as an attorney, a political leader and an entrepreneur, to usher in the future of food. Ms. Fox has been featured in Forbes, the Boston Globe and other national media, and is recognized as an international expert and speaker on the future of food. Further, Ms. Fox has extensive experience building consumer-facing, data-driven technology that helps individuals make food related decisions. Ms. Fox’s extensive experience with all aspects of the food industry as well as her entrepreneur and leadership experience, make her well qualified to serve on the Board. Ms. Fox’s business address is 625 Massachusetts Ave. #2, Cambridge, MA 02139. Ms. Fox does not own, and has not owned during the past two years, directly or indirectly, beneficially or of record, any class of securities of the Company, including the Shares.

Margarita Paláu-Hernández is a founder and the Chief Executive Officer of Hernández Ventures, a privately held enterprise involved in Spanish media, business and real estate ventures (since November 1988). In September of 2018, Ms. Paláu-Hernández was nominated by President Donald J. Trump as a Representative of the United States of America to the 73rd Session of the General Assembly of the United Nations, with the rank of Ambassador, which she held until 2019. From September 1985 to 1988, Ms. Paláu-Hernández was an attorney with the law firm of McCutcheon, Black, Verleger & Shea where she focused on domestic and international business and real estate transactions. Ms. Paláu-Hernández was previously a Director for Herbalife Nutrition from 2018 to 2021 and a Director for ALJ Regional Holdings, Inc. from November 2015 to 2019. Ms. Paláu-Hernández is currently a Director with Occidental Petroleum Corporation (since 2020), Xerox (since 2021), Conduent Incorporated (since 2019), and Apartment Income REIT Corp (since 2021). Ms. Paláu-Hernández holds a bachelor’s degree from the University of San Diego and a JD from UCLA School of Law. In addition to her professional responsibilities, Ms. Paláu-Hernández serves as Chair of the Yale School of

Management Council of Global Advisors, an ex-officio Board Member of the Yale School of Management Board of Advisors, Chair of the Smithsonian National Latino Board, and Vice Chair of the Board of Trustees of the National Museum of the American Latino at the Smithsonian. Ms. Paláu-Hernández also serves on the Ronald Reagan UCLA Medical Center Board of Advisors and is a founding Board Member of UCLA Law Women L.E.A.D. Ms. Paláu-Hernández previously served as a Board Member and is currently a Trustee Emeritus of UCLA School of Law Board of Advisors and the University of San Diego Board of Trustees. Ms. Paláu-Hernández has extensive legal and directorship experience, which make her well qualified to serve on the Board. Ms. Paláu-Hernández’s business address is 300 Los Altos Drive, Pasadena, CA 91105. Ms. Paláu-Hernández does not own, and has not owned during the past two years, directly or indirectly, beneficially or of record, any class of securities of the Company, including the Shares.

Other Important Disclosure Information

SPECIAL NOTE REGARDING THIS LETTER:

OUR VIEWS AND OUR HOLDINGS COULD CHANGE AT ANY TIME. WE MAY SELL ANY OR ALL OF OUR HOLDINGS OR INCREASE OUR HOLDINGS BY PURCHASING ADDITIONAL SECURITIES. WE MAY TAKE ANY OF THESE OR OTHER ACTIONS REGARDING KROGER WITHOUT UPDATING THIS LETTER OR PROVIDING ANY NOTICE WHATSOEVER OF ANY SUCH CHANGES (EXCEPT AS OTHERWISE REQUIRED BY LAW).

FORWARD-LOOKING STATEMENTS:

Certain statements contained in this letter are forward-looking statements including, but not limited to, statements that are predications of or indicate future events, trends, plans or objectives. Undue reliance should not be placed on such statements because, by their nature, they are subject to known and unknown risks and uncertainties. Forward-looking statements are not guarantees of future performance or activities and are subject to many risks and uncertainties. Due to such risks and uncertainties, actual events or results or actual performance may differ materially from those reflected or contemplated in such forward-looking statements. Forward-looking statements can be identified by the use of the future tense or other forward-looking words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “should,” “may,” “will,” “objective,” “projection,” “forecast,” “management believes,” “continue,” “strategy,” “position” or the negative of those terms or other variations of them or by comparable terminology.

Important factors that could cause actual results to differ materially from the expectations set forth in this letter include, among other things, the factors identified in Kroger’s public filings. Such forward-looking statements should therefore be construed in light of such factors, and we are under no obligation, and expressly disclaim any intention or obligation, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.